Exhbit A-3


Goldman Sachs Capital Markets, L.P./.85 Broad Street/New York,
New York 10004/Tel: 212-902-1000
swapconfirms2001: northeast_nuuo112bc0.aw


                                             Goldman
                                             Sachs


                         CONFIRMATION


DATE:     December 12, 2001

TO:       Northeast Utilities
          Telephone No.:  860-665-5058
          Facsimile No.:  860-665-5457
          Attention    :  Patricia Cosgel

FROM:     Goldman Sachs Capital Markets, L.P.

SUBJECT:  Forward Rate Agreement

REF No:   NUUO112BC0 (610000000)/(006 846 570)

______________________________________________________________

The purpose of this communication is to set forth the terms and conditions of the above referenced transaction entered into on the Trade Date specified below (the "Transaction") between Goldman Sachs Capital Markets, L.P. ("GSCM"), guaranteed by The Goldman Sachs Group, Inc. ("Goldman Group"), and Northeast Utilities ("Counterparty"). This communication constitutes a "Confirmation" as referred to in paragraph 2. below.

1.  The definitions and provisions contained in the 2000 ISDA
Definitions (the   "Definitions"), as  published  by  the
International Swaps and Derivatives Association, Inc. are incorporated into this Confirmation.

2.   This  Confirmation  evidences  a  complete  and  binding
agreement between you and us as to the terms of the Transaction to which this Confirmation relates. In addition, you and we agree to use all reasonable efforts promptly to negotiate, execute and deliver an agreement in the form of the ISDA Master Agreement (Multicurrency-Cross Border) (the "ISDA Form"), with such modifications as you and we will in good faith agree. Upon the execution by you and us of such an agreement or if such an agreement or other form of ISDA master agreement has already been executed by you and us, this Confirmation will supplement form a part of, and be subject to that agreement. Until we execute and deliver that agreement, this Confirmation, together with all other documents referring to the ISDA Form (each a "Confirmation") confirming transactions (each a "Transaction') entered into between us (notwithstanding anything to the contrary in a Confirmation), shall supplement, form a part of, and be subject to an agreement (which shall survive the termination of this Transaction) in the form of the ISDA Form as U we had executed an agreement in such form effective as of the Trade Date of the first Transaction between us (but without any Schedule except for (1) the election of Loss and Second Method, New York law (without regard to the conflicts of law principles) as the governing law and US Dollars as the Termination Currency, (H) the election that subparagraph (ii) of Section 2(c) will not apply to Transactions, and (iii) the replacement of the word "third" in the last line of Section 5(a)(i) with the word "first"). In the event of any inconsistency between the Definitions, the ISDA Form and this Confirmation, this Confirmation will govern.

The terms of the Underlying Transaction to which the Option relates is as follows:

Notional Amount:             USD 100,000,000

Trade Date:                  December 12, 2001

Determination Date:          Any Business Day from and
                             including the Trade Date to and
                             including the Final
                             Determination Date which Counterparty
                             designates verbally to GSCM as the
                             Determination Date for purposes of
                             determining the Forward Rate Settlement
                             Amount specified below, provided
                             that if no such verbal notification is
                             received by GSCM by the Final
                             Determination Time on the Final
                             Determination Date, then Determination
                             Date shall be deemed to occur on the
                             Final Determination Date.

Final Determination Date:    March 1, 2001, subject to adjustment in
                             accordance with the Modified Following
                             Business Day Convention.

Final Determination Time:    3:00 p.m. (New York City time)

Forward Rate Payment Date:   One (1) Business Day following the
                             Determination Date.

Forward Rate Settlement      The Forward Rate Settlement Amount will
Amount:                      be determined by the Calculation Agent
                             on the designated (or deemed)
                             Determination Date and will be equal to
                             the Forward Rate Index (as defined below) multiplied by the Notional Amount, with the result assumed to be paid over 20 semi-annual calculation periods on a
                             30/360 day count basis.  Such amount
                             will then be present valued using a
                             discount rate equal to the Settlement Rate
                             (as defined below), with the resulting
                             amount being deemed the Forward Rate
                             Settlement Amount.

Forward Rate Index:          [Settlement Rate - Initial Rate] x 0.5

Settlement Rate:              A rate determined by the Calculation
                              Agent on the Determination Date as the
                              offer side yield to maturity of the
                              then-current on-the-run 10-year U.S.
                              Treasury Security (the "Treasury
                              Security") for settlement one Business
                              Day following the Final Determination
                              Date. GSCM shall obtain such offer side yield to maturity from a leading U.S.
                              government securities dealer, which may
                              include Goldman, Sachs & Co.

Initial Rate:                 5.156%

Forward Rate Settlement       If the Settlement Rate is greater than
Amount Payer:                 the Initial Rate, then the absolute value
                              of the Forward Rate Settlement Amount
                              will be payable by GSCM to Counterparty
                              on the Forward Rate Payment Date; if the Settlement Rate is less than the Initial
                              Rate, Counterparty shall pay the absolute value of Forward Rate Settlement Amount to GSCM on the Forward Rate Payment Date.

Business Days:                New York

Calculation Agent:            GSCM

3.   Documentation:           ISDA Master Agreement with GSCM
                              Schedule

4.   Additional Provisions:   None

5.   Credit Support           Standard Guaranty of The Goldman Sachs
     Documents:               Group, Inc.

6.   Account Details:

USD Payments to GSCM:
For the Account of:           Goldman Sachs Capital Markets, L.P.

Name of Bank:                 Citibank, N.A. New York
Account No:                   40670834
Fed ABA No:                   021000089

GSCM Inquiries:               Swap Operations
                              Goldman Sachs Capital Markets, L.P.
                              Telephone No.:  212-357-9775
                              Facsimile No.:  212-902-5692

Payments to Counterparty:     In accordance with Counterparty's written
                              instructions as set forth below or
                              otherwise delivered to GSCM. GSCM shall make no payments without having received
                              (i)such written instructions and (ii) a
                              fully executed facsimile copy of this
                              Confirmation or other written acceptance of the terms hereof.

For the Account of:           Northeast Utilities

Name of Bank:                 Fleet Bank
Account No:                   0050252484
Attention:                    ___________
ABA No:                       011500010

7.   Offices:

     (a)  The Office of GSCM for this Transaction is 85 Broad
Street, New York, New York, 10004.

     (b)  The Office of Counterparty for this Transaction is 107
Selden Street, Berlin, CT, 06037.

8. Counterparty hereby agrees (a) to check this Confirmation (Reference No.: NUUO112BC0 (610000000)) carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing correctly sets forth the terms of the agreement between GSCM and Counterparty with respect to the particular Transaction to which this Confirmation relates, by manually signing this Confirmation and providing the other information requested herein and immediately returning an executed copy to Swap Administration, facsimile No. 212-902-5692.

                              Very truly yours,

                              GOLDMAN SACHS CAPITAL MARKETS, L.P.

                              By:  Goldman Sachs Capital Markets,
                                   L.L.C.
                                   General Partner



                              By: /s/ Charles David
                                  Name: Charles David
                                  Title:


Agreed and Accepted By:
Northeast Utilities


By  /s/ Randy A. Shoop
        Name:  Randy A. Shoop
        Title:  Assistant Treasurer-
           Finance


Counterparty Reference No.: _______________